UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 27, 2006
Date of Report (Date of earliest event reported)
ZUNICOM, INC.
(Exact name of registrant as specified in its charter)

Texas	0-27210	75-2408297

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1720 Hayden Road Carrollton, Texas	75006

(Address of principal executive offices)	(Zip Code)
(469) 892-1200
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 30, 2006,  Zunicom, Inc. issued the press release, attached hereto as Exhibit 99.1, announcing that its wholly owned subsidiary, Universal Power Group,  Inc. (“UPG”), has entered into a new two-year contract with Brink’s Home Security.  Under the new contract, which supersedes an existing agreement, UPG will continue to Brinks with supply chain management services, including product procurement, warehousing, custom kitting, fulfillment and distribution.  The agreement expires in November 2008 and will automatically renew for successive one-year periods unless either party notifies the other of its intention not to renew.  In addition, Brinks has the right to terminate the agreement at any time upon 120-day prior written notice.  This contract is effective as of November 27, 2006.

Item 9.01. Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description
10.13

Third Party Logistics & Purchase Agreement*

99.1

Press release dated November 30, 2006

*          Incorporated by reference to Exhibit 10.13 to Universal Power Group’s registration statement on Form S-1, Registration No. 333-137265, originally filed with the U.S. Securities and Exchange Commission on September 12, 2006.  Certain information has been omitted pursuant to a request for confidential treatment.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUNICOM, INC.
Date: December 1, 2006	By:	/s/ Julie Sansom-Reese
Julie Sansom-Reese
Chief Financial Officer